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                                  EXHIBIT 4.6

                                    FORM OF

                              KNOWLEDGE ADVENTURE

                             STOCK OPTION AGREEMENT

          This Non-Qualified Stock Option Agreement is made and entered into by and between KNOWLEDGE ADVENTURE, a California corporation ("Company"), and _______________ ("Optionee") as of ____________ (the "Grant Date") with respect to the following facts:

          A. The Board of Directors of the Company has determined it that its success depends, in large part, on the efforts of its employees, officers, and consultants;

          B. In order to encourage the efforts of the Company's employees, officers and consultants, the Board of Directors of the Company has determined it to be in the best interests of the Company to grant non-qualified stock options under the Plan to certain employees, officers, and consultants of the Company; and

          C. Optionee is currently an officer, employee or consultant of the Company.

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties agree as follows:

          1.  Grant of Option.  Subject to the terms and condi-tions set forth
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herein, the Company hereby grants to Optionee an option ("Option") to purchase from the Company, at the price of $0.01 per share, plus additional sums, if any, required by Section 5.3, a total of ________ shares of the Company's authorized and unissued or reacquired shares of common stock, no par value per share.

          2.  Non-Qualified Stock Option.  The Option granted to Optionee
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pursuant to this Agreement is not an "Incentive Stock Option" within the meaning of the Internal Revenue Code of 1986.

          3.  Administration.  This Agreement shall be administered by the Board
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of Directors of the Company (the "Board").  The Board shall have authority to construe and interpret this Agreement, to promulgate, amend, and rescind rules and regulations relating to the administration of this Agreement, and to make all of the determinations necessary or advisable for administration of this Agreement. The interpretation and construction by the Board of any provision of this Agreement shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken

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or made in good faith with respect to this Agreement. Solely for the purposes of this Agreement, consultants shall be treated as employees of the Company.

          4.  Term of Option.  Unless earlier exercised pursuant to Section 5 of
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this Agreement, or earlier terminated as provided in Section 9 of this
Agreement, the Option shall terminate on and shall not be exercisable after
______________.

          5.  Exercise.
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              5.1  Exercisability.  Subject to the terms and conditions of this
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Agreement, the Option granted hereunder shall become exercisable as follows:
______ shares of the common stock subject to the Option shall be exercisable on the first day of each month commencing _____________ and continuing until the Option is exercisable in whole or any unexercisable options have been terminated in accordance with Section 9 of this Agreement. The Option may be exercised by Optionee with respect to any shares of common stock of the Company covered by the Option at any time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less than ten (10) shares of common stock of the Company, unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.

              5.2  Notice Of Exercise.  Optionee shall exercise the Option by
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delivering to the Company, either in person or by certified or registered mail, written notice of election to exercise and payment in full of the purchase price as provided in Subsection 5.3 of this Agreement. The written notice shall set forth the whole number of shares with respect to which the Option is being exercised. For the purposes of this Agreement, the date the notice of exercise of the option is received by the Company shall be deemed the day Option was exercised.

               5.3  Payment of Purchase Price.  The purchase price for any
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shares of common stock of the Company with respect to which Optionee exercises this Option shall be paid in full at the time Optionee delivers to the Company the written notice of election to exercise. The purchase price shall be paid in cash or by check. The purchase price shall include (a) the price of the stock being purchased upon exercise of the Option, as specified in Section 1 of this Agreement, plus (b) an amount sufficient to pay for any taxes which the Company may be required to withhold under applicable state or federal law, as provided in section 5.4 hereof. Notwithstanding the foregoing, the Company may, at its option, extend and maintain, or arrange for the extension and maintenance of credit to Optionee to finance payment of the purchase price on such terms as may be approved by the Board.

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              5.4 Withholding. The Company shall withhold from the Purchase
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Price for the Shares an amount sufficient to pay for any federal or state withholding taxes that may be due as a result of the exercise of the Option.

              5.5  Change in Control.  Notwithstanding any-thing to the contrary
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contained in this Agreement, the Option granted hereunder shall become immediately exercisable upon any event constituting a change in control of the Company. For the purposes of this Agreement, a "change in control" shall mean the acquisition of thirty-five percent (35%) or more of the voting securities of the Company by any person or group (as those terms are used in the Securities Exchange Act of 1934 and regulations promulgated thereunder) without the prior consent of the Board of Directors of the Company; or, in any event, the acquisition by any person or group of fifty percent (50%) or more of the voting securities of the Company.

          6.  Issuance of Shares.  Promptly after the Company's receipt of the
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written notice of election to exercise provided for in Subsection 5.2 hereof and
Optionee's payment in full of the purchase price, and in any event, not later than thirty calendar days following the Company's receipt of such notice and Optionee's payment in full of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Option is being exercised by Optionee. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of the shares of common stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

          7.  Fractional Shares.  In no event shall the Company be required to
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issue fractional shares upon the exercise of any portion of the Option.

          8.  Rights as a Shareholder.  Optionee shall have no rights as a
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shareholder of the Company with respect to any shares covered by the Option until the date of the issuance of a share certificate for such shares. Except as provided in Section 10 hereof, no adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued.

          9.  Termination of Employment. In the event that Optionee's employment
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with the Company is terminated for any reason whatsoever, including but not limited to voluntary termination, involuntary termination, termination for cause,

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termination without cause, death, disability or force majeure, Optionee shall be entitled to exercise the Option only to the extent that shares of common stock subject to this Option have previously become exercisable pursuant to Subsection 5.1 of this Agreement, and subject to all the other terms and conditions of this Agreement. The Option may not be exercised to the extent that shares of common stock subject to the Option have not become exercisable prior to the termination of employment of Optionee.

          10.  Recapitalization or Reorganization of Company.
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               10.1  Adjustments to Options.  Except as otherwise provided
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herein, appropriate and proportional adjustments shall be made in the number and class of shares subject to the Option and the purchase price of such shares in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, the determination of which shall be final, binding, and conclusive.

               10.2  Mergers and Reorganizations.  In the event of a
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liquidation of the Company or a merger, reorganization, or consolidation of the
Company with any other corporation in which the Company is not the surviving corporation, or if the Company becomes a wholly-owned subsidiary of another corporation, any unexercised portion of the Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Option or to issue substitute options in place thereof. Notwithstanding the foregoing, if the Option otherwise would be cancelled in accordance with the preceding sentence, Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Option in whole or in part. In the event that Optionee exercises the Option, in whole or in part, pursuant to the provisions of this Section 10, where (a) the Company has agreed to merge with another corporation; (b) the Company is not the surviving corporation; (c) where (the "Merger Securities") will be the consideration for shares of the Company's common stock; and (d) the merger securities are not readily tradeable in any securities market, the company shall, prior to the consummation of any such Merger, repurchase the shares of common stock acquired by Optionee through exercise of the Option at a price equal to the difference between the exercise price of the Option and the fair market value of the Merger Securities.

          11.  No Transfer of Option.  Optionee may not transfer all or any part
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of the Option except by Will or the laws of descent and distribution, and the
Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee.

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          12.  Investment Representation.  Optionee hereby represents and
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warrants to, and agrees with, the Company that, if he exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement covering the shares issuable upon exercise of the Option and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, that Optionee may be required, as a condition of issuance of the shares of common stock of the Company covered by the Option, to represent to the Company that the shares issued pursuant to the exercise of the Option are being acquired for investment and without a view to distribution thereof; and that in such case the Company may place a legend on the certificate(s) evidencing the shares of the common stock of the Company issued upon exercise of the Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under said Act or unless counsel for the company is satisfied or an opinion of counsel skilled in securities matters indicates that the circumstances of the proposed transfer do not require such registration.

          13.  General Provisions.
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               13.1  Entire Agreement.  This Agreement contains the entire
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understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

               13.2  Governing Law.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of California.

               13.3  Notices.  Any notice given pursuant to this Agreement may
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be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed to the Company at its principal office, to Optionee at Optionee's residence address according to the records of the Company, or at such other address as either party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given, if personally served, or ten (10) business days after mailing, if mailed.

               13.4  Arbitration.  Any controversy or claim arising out of or
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related to this Agreement, or the breach thereof, shall be settled by arbitration in Los Angeles, California in accordance with the Rules of the American Arbitration Association then in effect for commercial disputes; and judgment upon the award rendered by the arbitrator(s) may be entered in any court having Jurisdiction thereof. The

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arbitrator(s) shall be a retired California Superior Court judge(s) with judicial experience involving business and financial matters. Such qualified judge(s) shall be selected through panels maintained by any California Superior Court or private organization providing such services. The parties further agree that a restraining order, injunction, writ of possession and/or writ of attachment may be applied for and pursued in a court of competent jurisdiction by any party pending resolution of the dispute.

          13.5  Attorneys' Fees.  Should any party hereto engage an attorney or
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institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the nonprevailing party or parties all attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

          13.6  Further Acts.  Each party to this Agreement agrees to perform
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such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

          13.7  Severability.  If any term, provision, covenant, or condition of
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this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

          IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of date first above written.


KNOWLEDGE ADVENTURE             OPTIONEE


By  ______________________      ________________________
Its ______________________

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